Exhibit 99.1

Federated Hermes, Inc. reports third quarter 2026 earnings
•Q3 2026 earnings per diluted share of $1.50
•Equity assets reach a record $110.5 billion
•Board declares $0.38 per share dividend
(PITTSBURGH, Pa., Oct. 29, 2026) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) of $1.50 for Q3 2026, compared to EPS of $1.34 for the same quarter last year, on net income of $111.9 million for Q3 2026, compared to net income of $104.1 million for Q3 2025.
Federated Hermes' total managed assets were $884.4 billion at Sept. 30, 2026, up $13.2 billion or 2% from $871.2 billion at Sept. 30, 2025 and down $27.2 billion or 3% from $911.6 billion at June 30, 2026. Total average managed assets for Q3 2026 were $897.7 billion, up $38.2 billion or 4% from $859.5 billion for Q3 2025 and down $12.3 billion or 1% from $910.0 billion for Q2 2026.
"Federated Hermes generated positive net equity sales in the third quarter of 2026, including across our MDT suite of quantitative investment solutions. Assets in MDT institutional separate accounts and MDT subadvised accounts, as well as total equity assets, reached record highs," said J. Christopher Donahue, president and chief executive officer. "We also continued to see demand for our alternative strategies, including our MDT Market Neutral offerings, with alternative/private markets fund assets reaching record highs."
Federated Hermes' board of directors declared a dividend of $0.38 per share. The dividend is payable on Nov. 13, 2026 to shareholders of record as of Nov. 6, 2026. During Q3 2026, Federated Hermes purchased 992,312 shares of Federated Hermes class B common stock for $57.4 million.
Equity assets were a record $110.5 billion at Sept. 30, 2026, up $15.8 billion or 17% from $94.7 billion at Sept. 30, 2025 and up $0.9 billion or 1% from $109.6 billion at June 30, 2026. Top-selling equity funds during Q3 2026 on a net basis were Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT Small Cap Core ETF, Federated Hermes MDT All Cap Core Fund, Federated Hermes MDT Large Cap Value Fund and Federated Hermes U.S. Strategic Dividend ETF.
Fixed-income assets were $99.4 billion at Sept. 30, 2026, down $2.4 billion or 2% from $101.8 billion at Sept. 30, 2025 and down $1.1 billion or 1% from $100.5 billion at June 30, 2026. Top-selling fixed-income funds during Q3 2026 on a net basis were Federated Hermes Sterling Cash Plus Fund, Federated Hermes Municipal Ultrashort Fund, Federated Hermes Ultrashort Bond Fund, Federated Hermes Total Return Bond ETF and Federated Hermes Conservative Municipal Microshort Fund.
Alternative/private markets assets were $21.7 billion at Sept. 30, 2026, up $2.7 billion or 14% from $19.0 billion at Sept. 30, 2025 and up $0.1 billion from $21.6 billion at June 30, 2026.
Money market assets were $649.9 billion at Sept. 30, 2026, down $2.9 billion from $652.8 billion at Sept. 30, 2025 and down $27.0 billion or 4% from $676.9 billion at June 30, 2026. Money market fund assets were $486.3 billion at Sept. 30, 2026, down $6.4 billion or 1% from $492.7 billion at Sept. 30, 2025 and down $13.6 billion or 3% from $499.9 billion at June 30, 2026.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q3 2026 earnings	Page 2 of 13
Financial Summary
Q3 2026 vs. Q3 2025
Revenue increased $37.9 million or 8% primarily due to an increase from higher average equity assets and the Q2 2026 acquisition of FCP Fund Manager, L.P., now operating as Federated Hermes FCP Manager, LLC (FCP).
During Q3 2026, Federated Hermes derived 50% of its revenue from long-term assets (32% from equity, 10% from fixed-income and 8% from alternative/private markets and multi-asset), 49% from money market assets and 1% from sources other than managed assets.
Operating expenses increased $14.0 million or 4% primarily due to an $8.5 million increase in distribution expenses resulting primarily from higher average money market fund assets and a $7.1 million increase in compensation and related expense primarily due to the acquisition of FCP.
Nonoperating income (expenses), net for Q3 2026 decreased $12.1 million primarily due to a decrease in the market value of investments in Q3 2026 as compared to an increase in the market value of investments in Q3 2025 and a decrease in interest and dividend income.
Q3 2026 vs. Q2 2026
Revenue increased $4.6 million or 1% primarily due to higher average equity assets.
Operating expenses decreased $15.9 million or 4% primarily due to a $9.8 million decrease in compensation and related expense and a $6.1 million decrease in professional service fees expense primarily due to $6.5 million and $4.6 million, respectively, of FCP acquisition-related expenses in Q2 2026.
Nonoperating income (expenses), net decreased $12.4 million primarily due to a decrease in the market value of investments in Q3 2026 as compared to an increase in the market value of investments in Q2 2026.
YTD 2026 vs. YTD 2025
Revenue increased $171.2 million or 13% primarily due to an increase from higher average equity assets and money market assets and the acquisition of FCP in Q2 2026.
For the first nine months of 2026, Federated Hermes derived 51% of its revenue from money market assets, 48% from long-term assets (31% from equity, 10% from fixed-income, and 7% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses increased $137.0 million or 15% primarily due to a $57.5 million increase in distribution expenses resulting primarily from higher average money market fund assets, a $34.6 million increase in compensation and related expense primarily due to compensation related to the acquisition of FCP and higher incentive compensation, an increase of $25.2 million in other expense primarily due to a value added tax (VAT) refund received in Q1 2025 related to amended VAT filings in the U.K. and fluctuations in foreign currency exchange rates and a $9.0 million increase in professional service fees primarily due to FCP acquisition-related expenses and an increase in global project costs.
Nonoperating income (expenses), net decreased $15.5 million primarily due to the deconsolidation of two Federated Hermes Funds.

Federated Hermes reports Q3 2026 earnings	Page 3 of 13

Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, Oct. 30, 2026. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com and select links for Investor Relations and Earnings call and webcast. A replay will be available at approximately 12:30 p.m. Eastern on Oct. 30, 2026. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 54652. The online replay will be available via FederatedHermes.com for three months.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active investment management, with $884.4 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,100 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 5% of equity fund managers, the top 9% of money market fund managers and the top 11% of fixed-income fund managers2 in the industry. Federated Hermes also ranks as the 9th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com.
###
1) As of Sept. 30, 2026.
2) Morningstar, Sept. 30, 2026. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli Q2 2026.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, Hermes GPE LLP, and Federated Hermes FCP Manager, LLC, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies, opportunities to meet client needs, investment offerings, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may,” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports

Federated Hermes reports Q3 2026 earnings	Page 4 of 13
as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q3 2026 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2025 to Q3 2026	Quarter Ended	% Change Q2 2026 to Q3 2026
	Sept. 30, 2026	Sept. 30, 2025		June 30, 2026
Revenue
Investment advisory fees, net	$346,791	$310,366	12%	$337,721	3%
Administrative service fees, net—affiliates	110,492	107,234	3	110,117	0
Other service fees, net	50,046	51,846	(3)	54,938	(9)
Total Revenue	507,329	469,446	8	502,776	1

Operating Expenses
Compensation and related	151,706	144,563	5	161,528	(6)
Distribution	122,038	113,569	7	121,766	0
Systems and communications	26,156	26,023	1	25,950	1
Professional service fees	19,510	20,239	(4)	25,610	(24)
Office and occupancy	9,522	10,129	(6)	9,836	(3)
Advertising and promotional	5,548	5,264	5	7,329	(24)
Intangible asset related	4,924	3,556	38	6,384	(23)
Travel and related	4,782	4,665	3	4,558	5
Other	9,836	11,986	(18)	6,934	42
Total Operating Expenses	354,022	339,994	4	369,895	(4)
Operating Income	153,307	129,452	18	132,881	15

Nonoperating Income (Expenses)
Investment income (loss), net	1,951	14,105	(86)	14,330	(86)
Debt expense	(3,165)	(3,182)	(1)	(3,159)	0
Other, net	(27)	(48)	(44)	(22)	23
Total Nonoperating Income (Expenses), net	(1,241)	10,875	(111)	11,149	(111)
Income before income taxes	152,066	140,327	8	144,030	6
Income tax provision	41,187	34,232	20	37,216	11
Net income including the noncontrolling interests in subsidiaries	110,879	106,095	5	106,814	4
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(1,006)	1,969	(151)	2,496	(140)
Net Income	$111,885	$104,126	7%	$104,318	7%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.50	$1.34	12%	$1.38	9%
Weighted-Average Shares Outstanding
Basic	70,996	74,057		71,944
Diluted	70,997	74,057		71,947
Dividends Declared Per Share	$0.38	$0.34		$0.38
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $5.1 million, $4.7 million and $4.8 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Sept. 30, 2026, Sept. 30, 2025 and June 30, 2026, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2026 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2026	Sept. 30, 2025	% Change
Revenue
Investment advisory fees, net	$1,003,920	$885,261	13%
Administrative service fees, net—affiliates	330,894	310,000	7
Other service fees, net	154,248	122,569	26
Total Revenue	1,489,062	1,317,830	13

Operating Expenses
Compensation and related	467,353	432,705	8
Distribution	369,548	312,052	18
Systems and communications	78,570	73,730	7
Professional service fees	66,456	57,415	16
Office and occupancy	29,419	29,991	(2)
Advertising and promotional	16,975	15,985	6
Intangible asset related	14,730	10,255	44
Travel and related	13,190	12,335	7
Other	20,302	(4,946)	NM
Total Operating Expenses	1,076,543	939,522	15
Operating Income	412,519	378,308	9

Nonoperating Income (Expenses)
Investment income (loss), net	22,935	38,527	(40)
Debt expense	(9,509)	(9,531)	0
Other, net	(80)	(110)	(27)
Total Nonoperating Income (Expenses), net	13,346	28,886	(54)
Income before income taxes	425,865	407,194	5
Income tax provision	112,226	100,532	12
Net income including the noncontrolling interests in subsidiaries	313,639	306,662	2
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,058	10,402	(90)
Net Income	$312,581	$296,260	6%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$4.15	$3.75	11%
Weighted-Average Shares Outstanding
Basic	71,856	75,541
Diluted	71,858	75,544
Dividends Declared Per Share	$1.10	$0.99
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $14.2 million and $13.3 million available to unvested restricted Federated Hermes shareholders for the nine months ended Sept. 30, 2026 and Sept. 30, 2025, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2026 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2026	Dec. 31, 2025
Assets
Cash and other investments	$580,271	$724,297
Other current assets	162,327	139,495
Intangible assets, net, including goodwill	1,499,333	1,183,612
Other long-term assets	225,146	181,933
Total Assets	$2,467,077	$2,229,337

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$299,649	$314,141
Long-term debt	348,565	348,369
Other long-term liabilities	356,000	303,350
Redeemable noncontrolling interests	171,943	66,529
Equity excluding treasury stock	2,322,714	2,070,162
Treasury stock	(1,031,794)	(873,214)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,467,077	$2,229,337

Federated Hermes reports Q3 2026 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2026	June 30, 2026	Sept. 30, 2025	Sept. 30, 2026	Sept. 30, 2025
Equity
Beginning assets	$109,590	$100,832	$88,994	$97,898	$79,423
Sales[1]	8,527	9,062	6,845	26,680	22,218
Redemptions[1]	(6,624)	(10,202)	(6,975)	(23,704)	(19,148)
Net sales (redemptions)[1]	1,903	(1,140)	(130)	2,976	3,070
Net exchanges	1	134	154	(4)	40
Impact of foreign exchange[2]	(81)	(37)	(85)	(405)	1,692
Market gains and (losses)[3]	(874)	9,801	5,723	10,074	10,431
Ending assets	$110,539	$109,590	$94,656	$110,539	$94,656

Fixed Income
Beginning assets	$100,487	$99,798	$98,687	$100,127	$98,059
Sales[1]	7,085	7,687	7,545	20,699	18,756
Redemptions[1]	(6,385)	(7,864)	(5,887)	(20,598)	(19,827)
Net sales (redemptions)[1]	700	(177)	1,658	101	(1,071)
Net exchanges	(7)	(153)	(134)	(12)	(28)
Impact of foreign exchange[2]	(20)	(12)	(22)	(72)	271
Market gains and (losses)[3]	(1,761)	1,031	1,624	(745)	4,582
Ending assets	$99,399	$100,487	$101,813	$99,399	$101,813

Alternative/Private Markets
Beginning assets	$21,647	$18,991	$20,738	$19,101	$18,864
Sales[1]	562	650	670	1,841	2,537
Redemptions[1]	(701)	(1,002)	(2,291)	(2,250)	(3,866)
Net sales (redemptions)[1]	(139)	(352)	(1,621)	(409)	(1,329)
Net exchanges	1	8	0	9	0
Acquisitions/(dispositions)	0	3,237	0	3,237	109
Impact of foreign exchange[2]	(11)	26	(341)	(260)	1,282
Market gains and (losses)[3]	236	(263)	248	56	98
Ending assets	$21,734	$21,647	$19,024	$21,734	$19,024

Multi-asset
Beginning assets	$2,939	$2,778	$2,856	$2,854	$2,883
Sales[1]	45	41	45	144	152
Redemptions[1]	(85)	(102)	(92)	(281)	(334)
Net sales (redemptions)[1]	(40)	(61)	(47)	(137)	(182)
Net exchanges	0	0	(3)	1	(3)
Market gains and (losses)[3]	(44)	222	134	137	242
Ending assets	$2,855	$2,939	$2,940	$2,855	$2,940

Total Long-term Assets
Beginning assets	$234,663	$222,399	$211,275	$219,980	$199,229
Sales[1]	16,219	17,440	15,105	49,364	43,663
Redemptions[1]	(13,795)	(19,170)	(15,245)	(46,833)	(43,175)
Net sales (redemptions)[1]	2,424	(1,730)	(140)	2,531	488
Net exchanges	(5)	(11)	17	(6)	9
Acquisitions/(dispositions)	0	3,237	0	3,237	109
Impact of foreign exchange[2]	(112)	(23)	(448)	(737)	3,245
Market gains and (losses)[3]	(2,443)	10,791	7,729	9,522	15,353
Ending assets	$234,527	$234,663	$218,433	$234,527	$218,433
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2026 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Offering Type
(in millions)
	Quarter Ended
	Sept. 30, 2026
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$64,069	$45,521	$46,189	$54,298	$14,918	$6,729	$2,935	$4	$128,111	$106,552
Sales	4,333	4,194	3,841	3,244	489	73	44	1	8,707	7,512
Redemptions	(4,322)	(2,302)	(4,040)	(2,345)	(566)	(135)	(85)	0	(9,013)	(4,782)
Net sales (redemptions)	11	1,892	(199)	899	(77)	(62)	(41)	1	(306)	2,730
Net exchanges	1	0	(7)	0	1	0	0	0	(5)	0
Impact of foreign exchange[2]	(53)	(28)	(13)	(7)	(7)	(4)	0	0	(73)	(39)
Market gains and (losses)[3]	(922)	48	(1,001)	(760)	244	(8)	(45)	1	(1,724)	(719)
Ending assets	$63,106	$47,433	$44,969	$54,430	$15,079	$6,655	$2,849	$6	$126,003	$108,524

	Nine Months Ended
	Sept. 30, 2026
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$54,988	$42,910	$45,973	$54,154	$12,085	$7,016	$2,850	$4	$115,896	$104,084
Sales	15,631	11,049	11,693	9,006	1,674	167	143	1	29,141	20,223
Redemptions	(12,963)	(10,741)	(12,027)	(8,571)	(1,545)	(705)	(281)	0	(26,816)	(20,017)
Net sales (redemptions)	2,668	308	(334)	435	129	(538)	(138)	1	2,325	206
Net exchanges	(24)	20	(12)	0	9	0	1	0	(26)	20
Acquisition/(dispositions)	0	0	0	0	2,788	449	0	0	2,788	449
Impact of foreign exchange[2]	(279)	(126)	(42)	(30)	(154)	(106)	0	0	(475)	(262)
Market gains and (losses)[3]	5,753	4,321	(616)	(129)	222	(166)	136	1	5,495	4,027
Ending assets	$63,106	$47,433	$44,969	$54,430	$15,079	$6,655	$2,849	$6	$126,003	$108,524
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2026 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Offering Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2026	June 30, 2026	Sept. 30, 2025	Sept. 30, 2026	Sept. 30, 2025
Total Fund Assets
Beginning assets	$128,111	$116,222	$110,409	$115,896	$103,567
Sales	8,707	9,927	9,018	29,141	27,050
Redemptions	(9,013)	(8,837)	(8,349)	(26,816)	(26,278)
Net sales (redemptions)	(306)	1,090	669	2,325	772
Net exchanges	(5)	(1)	17	(26)	20
Acquisitions/(dispositions)	0	2,788	0	2,788	109
Impact of foreign exchange[1]	(73)	(59)	(294)	(475)	1,704
Market gains and (losses)[2]	(1,724)	8,071	4,414	5,495	9,043
Ending assets	$126,003	$128,111	$115,215	$126,003	$115,215

Total Separate Account Assets[3]
Beginning assets	$106,552	$106,177	$100,866	$104,084	$95,662
Sales[4]	7,512	7,513	6,087	20,223	16,613
Redemptions[4]	(4,782)	(10,333)	(6,896)	(20,017)	(16,897)
Net sales (redemptions)[4]	2,730	(2,820)	(809)	206	(284)
Net exchanges	0	(10)	0	20	(11)
Acquisitions/(dispositions)	0	449	0	449	0
Impact of foreign exchange[1]	(39)	36	(154)	(262)	1,541
Market gains and (losses)[2]	(719)	2,720	3,315	4,027	6,310
Ending assets	$108,524	$106,552	$103,218	$108,524	$103,218

Total Long-term Assets[3]
Beginning assets	$234,663	$222,399	$211,275	$219,980	$199,229
Sales[4]	16,219	17,440	15,105	49,364	43,663
Redemptions[4]	(13,795)	(19,170)	(15,245)	(46,833)	(43,175)
Net sales (redemptions)[4]	2,424	(1,730)	(140)	2,531	488
Net exchanges	(5)	(11)	17	(6)	9
Acquisitions/(dispositions)	0	3,237	0	3,237	109
Impact of foreign exchange[1]	(112)	(23)	(448)	(737)	3,245
Market gains and (losses)[2]	(2,443)	10,791	7,729	9,522	15,353
Ending assets	$234,527	$234,663	$218,433	$234,527	$218,433
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings.
4) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q3 2026 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	Sept. 30, 2026	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025
By Asset Class
Equity[1]	$110,539	$109,590	$100,832	$97,898	$94,656
Fixed-Income	99,399	100,487	99,798	100,127	101,813
Alternative / Private Markets	21,734	21,647	18,991	19,101	19,024
Multi-Asset[1]	2,855	2,939	2,778	2,854	2,940
Total Long-Term Assets	234,527	234,663	222,399	219,980	218,433
Money Market	649,883	676,897	684,748	682,604	652,767
Total Managed Assets	$884,410	$911,560	$907,147	$902,584	$871,200

By Offering Type
Funds:
Equity	$63,106	$64,069	$55,188	$54,988	$54,110
Fixed-Income	44,969	46,189	45,921	45,973	46,478
Alternative / Private Markets	15,079	14,918	12,339	12,085	11,814
Multi-Asset	2,849	2,935	2,774	2,850	2,813
Total Long-Term Assets	126,003	128,111	116,222	115,896	115,215
Money Market	486,270	499,927	502,775	508,403	492,701
Total Fund Assets	$612,273	$628,038	$618,997	$624,299	$607,916
Separate Accounts:
Equity[1]	$47,433	$45,521	$45,644	$42,910	$40,546
Fixed-Income	54,430	54,298	53,877	54,154	55,335
Alternative / Private Markets	6,655	6,729	6,652	7,016	7,210
Multi-Asset[1]	6	4	4	4	127
Total Long-Term Assets	108,524	106,552	106,177	104,084	103,218
Money Market	163,613	176,970	181,973	174,201	160,066
Total Separate Account Assets	$272,137	$283,522	$288,150	$278,285	$263,284
Total Managed Assets	$884,410	$911,560	$907,147	$902,584	$871,200
1) A Separate Account was reclassified from Multi-Asset to Equity effective October 1, 2025.

Federated Hermes reports Q3 2026 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2026	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025
By Asset Class
Equity[1]	$112,104	$107,031	$102,037	$96,404	$92,436
Fixed-Income	100,137	100,041	100,996	100,855	99,206
Alternative / Private Markets	22,000	22,359	19,232	18,971	19,862
Multi-Asset[1]	2,928	2,898	2,859	2,836	2,895
Total Long-Term Assets	237,169	232,329	225,124	219,066	214,399
Money Market	660,526	677,685	690,450	654,635	645,092
Total Avg. Managed Assets	$897,695	$910,014	$915,574	$873,701	$859,491

By Offering Type
Funds:
Equity	$64,370	$60,933	$56,987	$55,101	$51,828
Fixed-Income	46,043	45,827	46,096	46,116	45,743
Alternative / Private Markets	15,198	15,253	12,254	11,871	12,347
Multi-Asset	2,923	2,893	2,855	2,833	2,770
Total Long-Term Assets	128,534	124,906	118,192	115,921	112,688
Money Market	491,758	498,338	507,752	493,355	482,237
Total Avg. Fund Assets	$620,292	$623,244	$625,944	$609,276	$594,925
Separate Accounts:
Equity[1]	$47,734	$46,098	$45,050	$41,303	$40,608
Fixed-Income	54,094	54,214	54,900	54,739	53,463
Alternative / Private Markets	6,802	7,106	6,978	7,100	7,515
Multi-Asset[1]	5	5	4	3	125
Total Long-Term Assets	108,635	107,423	106,932	103,145	101,711
Money Market	168,768	179,347	182,698	161,280	162,855
Total Avg. Separate Account Assets	$277,403	$286,770	$289,630	$264,425	$264,566
Total Avg. Managed Assets	$897,695	$910,014	$915,574	$873,701	$859,491
1) A Separate Account was reclassified from Multi-Asset to Equity effective October 1, 2025.

Federated Hermes reports Q3 2026 earnings	Page 13 of 13

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2026	Sept. 30, 2025
By Asset Class
Equity[1]	$107,057	$86,035
Fixed-Income	100,392	98,977
Alternative / Private Markets	21,197	19,642
Multi-Asset[1]	2,895	2,858
Total Long-Term Assets	231,541	207,512
Money Market	676,220	639,154
Total Avg. Managed Assets	$907,761	$846,666

By Offering Type
Funds:
Equity	$60,763	$47,684
Fixed-Income	45,989	45,477
Alternative / Private Markets	14,235	12,109
Multi-Asset	2,890	2,733
Total Long-Term Assets	123,877	108,003
Money Market	499,283	469,549
Total Avg. Fund Assets	$623,160	$577,552
Separate Accounts:
Equity[1]	$46,294	$38,351
Fixed-Income	54,403	53,500
Alternative / Private Markets	6,962	7,533
Multi-Asset[1]	5	125
Total Long-Term Assets	107,664	99,509
Money Market	176,937	169,605
Total Avg. Separate Account Assets	$284,601	$269,114
Total Avg. Managed Assets	$907,761	$846,666
1) A Separate Account was reclassified from Multi-Asset to Equity effective October 1, 2025.